Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Share Incentive Plan of Kornit Digital Ltd. of our reports dated March 26, 2026, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Kornit Digital Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 26, 2026	A Member of EY Global